As filed with the Securities and Exchange Commission on May 14, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GRAIL, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	86-3673636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1525 O’Brien Drive Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)
2024 Employment Inducement Incentive Award Plan
(Full Title of the Plan)

Abram Barth
General Counsel and Secretary
GRAIL, Inc.
1525 O’Brien Drive
Menlo Park, California 94025
(Name and Address of Agent for Service)

(833) 694-2553
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:

W. Alex Voxman
Ross McAloon
Emily Corbi
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by GRAIL, Inc., a Delaware corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 500,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be offered or issued under the Registrant’s 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan”) adopted by the Registrant’s board of directors on August 9, 2024 and for which registration statement of the Registrant on Form S-8 (File No. 333-281890) is effective. The Inducement Plan provides for, among other things, the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents or other stock or cash based awards to eligible individuals.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the above referenced prior registration statement on Form S-8, File No. File No. 333-281890, previously filed with respect to the Inducement Plan are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein, except for Item 8, which is being updated by this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description	Form	Incorporated by Reference Date	Number	Filed Herewith
4.1	Certificate of Incorporation of GRAIL, Inc.	S-8	06/24/2024	4.1
4.2	Amended and Restated Bylaws of GRAIL, Inc.	S-8	06/24/2024	4.2
5.1	Opinion of Latham & Watkins LLP				X
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature page)
99.1(a)#	2024 Employment Inducement Incentive Award Plan	S-8	8/30/2024	99.1(a)
99.1(b)#	Form of Restricted Stock Unit Award Grant Notice under the 2024 Employment Inducement Incentive Award Plan	S-8	8/30/2024	99.1(b)
107.1	Registration Fee Table				X
#			Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on May 14, 2025.

GRAIL, INC.

By:	/s/ Robert Ragusa
Name: Robert Ragusa
Title: Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert Ragusa, Abram Barth and Donald Lang, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert Ragusa	Director and Chief Executive Officer	May 14, 2025
Robert Ragusa	(Principal Executive Officer)

/s/ Aaron Freidin	Chief Financial Officer	May 14, 2025
Aaron Freidin	(Principal Financial Officer and Principal Accounting Officer)

/s/ William (Bill) Chase	Director	May 14, 2025
William (Bill) Chase

/s/ Sarah Krevans	Director	May 14, 2025
Sarah Krevans

/s/ Steve Mizell	Director	May 14, 2025
Steve Mizell

/s/ Gregory Summe	Director and Chairperson	May 14, 2025
Gregory Summe

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Employment Inducement Incentive Award Plan of GRAIL, Inc. of our report dated March 5, 2025, with respect to the consolidated financial statements of GRAIL, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

San Mateo, California
May 14, 2025